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[SUTHERLAND ASBILL & BRENNAN LLP]

                                                                  April 28, 2003

EquiTrust Life Insurance Company
5400 University Avenue
West Des Moines, Iowa 50266

           Re:       EquiTrust Life Variable Account
                     (File No. 333-45813)

Gentlemen:

    We hereby consent to the reference to our name under the caption "Legal Matters" in the statement of additional information filed as part of Post-Effective Amendment Number 9 to the registration statement on Form N-6 for EquiTrust Life Variable Account (File No. 333-45813). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                     Sincerely,

                                     SUTHERLAND ASBILL & BRENNAN LLP

                                     By:      /s/ STEPHEN E. ROTH
                                         ---------------------------
                                               Stephen E. Roth, Esq.